EXHIBIT 99.1

www.centex.com
P.O. Box 199000
Dallas, Texas 75219-9000
2728 North Harwood
Dallas, Texas 75201-1516
Phone: (214) 981-5000

News Release
For additional information contact: 214-981-5000
Leldon E. Echols — Executive Vice President, Chief Financial Officer
Matt Moyer — Vice President, Investor Relations
CENTEX CORPORATION ANNOUNCES AGREEMENT TO SELL
CENTEX HOME EQUITY COMPANY, LLC
DALLAS — (March 30, 2006): Centex Corporation (NYSE: CTX) today announced the company signed a definitive agreement to sell Centex Home Equity Company, LLC (CHEC), its sub-prime home equity mortgage lender, to an affiliate of Fortress Investment Group LLC, a global alternative investment and asset management firm. The sale is subject to certain conditions including regulatory approvals and is expected to close within 90-120 days. The purchase price will consist of a payment based on the book value of the company, plus a premium to be calculated in accordance with agreed upon procedures. Based on current information, Centex estimates that net after-tax cash available in connection with the sale, at closing, will be approximately $575 million, which will be used for investment in home building operations and additional share repurchases.
“The long term outlook for home building industry leaders is bright and the disposition of CHEC supports our strategy of focusing on our core home building operations. We intend to continue to invest in home building and directly in the company through share repurchases,” said Tim Eller, chairman and CEO of Centex Corporation. “CHEC has been a growing and profitable part of Centex. However, our focus on home building would not give CHEC the opportunities for accelerated growth they can realize in a different capital allocation environment. With the completion of this transaction, over 95% of our future Centex operating earnings will be provided by our home building operations.”
For the nine months ending Dec. 31, 2005, CHEC reported revenues of $617 million and operating earnings of $96 million. CHEC’s loan servicing portfolio, on which it earns an interest margin, was $8.76 billion at December 31, 2005. CHEC’s financial results will now be reported as a component of discontinued operations.
Centex Corporation’s other financial services operations are the Centex Mortgage, Title and Insurance Group, a business that is closely aligned with Centex’s core home building operations. This group provides Centex home buyers with a streamlined home-closing and settlement process, key to ensuring customer satisfaction and quality. This business is not affected by the CHEC transaction.
About Centex
Dallas-based Centex (NYSE: CTX), founded in 1950, is one of the nation’s leading home building companies. Centex operates in major U.S. markets in 25 states and delivered more than 33,000 homes in the United States in its most recent fiscal year ended March 31, 2005. Its leading brands include Centex Homes, Fox & Jacobs Homes, CityHomes and Centex Destination Properties.
In addition to its home building operations, Centex’s (www.centex.com) related business lines include mortgage and financial services, home services and commercial construction. These businesses provide operational or financial support to home building operations and are leaders in their respective industries. Centex consistently ranks among the most admired companies in its industry, according to FORTUNE magazine.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements that reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance and other events, including the proposed sale of CHEC. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties include, but are not limited to (i) with respect to the sale transaction, the satisfaction of the various conditions to closing, including approval of the transaction by various regulatory authorities, and various factors affecting the final purchase price to be paid in the transaction, including factors related to the type and value of loans held by CHEC, (ii) interest rates and the relative performance of the economy and the U.S. stock markets as a whole, and (iii) the factors described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2005 (including under the captions “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), as well as recent Quarterly Reports on Form 10-Q, which are on file with the SEC. Centex also expects to File a Current Report on Form 8-K in the near future, which will include as an exhibit the Securities Purchase Agreement for the proposed sale of CHEC. Each of these filings may be obtained free of charge through the Web site maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.
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